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                                                                   EXHIBIT 10.23

                            [BEYOND.COM LETTERHEAD]

October 26, 2000

Barry Shotts
3135 Pacific Avenue, No. 4
San Francisco, Ca 94115

Dear Barry:

This letter will confirm your promotion as well as outline your new compensation package. These changes will be effective and retroactive October 1, 2000. Details are as follows.

     1.   Title. Your new title will be Vice President of Business Development.

     2. Annual Base Salary. Your annual base salary will be increased to $200,000.

     3. Annual Bonus. Your annual bonus at target will be $75,000.00, paid quarterly with no cap, and based on the achievement of objectives which you and I will determine in good faith. A copy of Q4 2000 Objectives is attached for your information.

     4. Stock Option. The company intends to grant you a stock option to purchase 150,000 shares of the company's common stock. One quarter (1/4) of the option shares (37,500) will become exercisable after you have completed the next six (6) months of employment with the company, and, thereafter one twenty-forth (1/24) of the option shares (6,250.00) will become exercisable following each month you remain employed by the company. The grant of the stock options will be subject to the other terms and provisions of the company's stock option plan and stock option agreement and the satisfaction of all federal and state securities laws.

     5. Severance. For purposes of this offer letter, any act by you involving fraud, willful malfeasance or similar wrongful acts, or willful and continuing neglect of your duties to the real and substantial prejudice of the company, after notice of such, shall be grounds for you to be "Terminated For Cause." If you are terminated for any other reason, you shall be deemed "Terminated Without Cause." In the event that you are terminated without cause, the Company will pay you as agreed upon severance a lump sum one-time payment amount equal to six
          (6) months of your then base salary and actual bonus.


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Barry Shotts (cont.)                   2                              Beyond.com


Once again, I congratulate you on the promotion and look forward to your continued contributions.

Sincerely,

/s/ RON HULSE
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Ron Hulse
Sr. Vice President, Sales & Marketing


Agreed and Accepted:

/s/ BARRY SHOTTS                        Date: 11/1/00
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Barry Shotts